                                                                   Exhibit 10.35


            AMENDMENT TO INDEMNIFICATION AND REIMBURSEMENT AGREEMENT

             This AMENDMENT TO INDEMNIFICATION AND REIMBURSEMENT AGREEMENT (this "Amendment"), dated as of May 29, 2002, is made between SANDISK CORPORATION, a Delaware corporation ("SanDisk"), and TOSHIBA CORPORATION, a Japanese corporation ("Toshiba").

                                   WITNESSETH:

             WHEREAS, SanDisk and Toshiba are parties to that certain Indemnification and Reimbursement Agreement dated as of April 10, 2002 (as from time to time amended, restated, supplemented or otherwise modified, the "Indemnification Agreement"); and

             WHEREAS SanDisk and Toshiba desire to amend the Indemnification Agreement to make certain amendments as set forth below.

             NOW, THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SanDisk and Toshiba have agreed as follows:

             Section 1.   Amendments to the Indemnification Agreement.

                    (a) The definition of "Toshiba Guaranty Default" in the Indemnification Agreement is amended in its entirety to read in full as follows:

             "Toshiba Guaranty Default" means: (i) any default by Toshiba in the performance of any obligation under or compliance with any covenant under the Toshiba Guaranty, or (ii) any event, occurrence or circumstance that, under the Toshiba Guaranty, entitles any of the Bridge Bank or Refinancing Banks to demand payment, excluding from this clause (ii) any default by FVC-Japan under the Refinancing Documents that is not a result of any Guarantor-Triggered Refinancing Document Default.

                    (b) Section 1 of the Indemnification Agreement is hereby amended by adding thereto in the correct alphabetical order the following definitions:

             "Guarantor-Triggered Refinancing Document Default" means any event, occurrence or circumstance affecting or effected by Toshiba or any act or omission by Toshiba (including, without limitation, difficulty in performing any obligation under the Toshiba Guaranty) in any case the occurrence or existence of which constitutes an event described under Article 26, Paragraphs 1(5), 1(6), 1(7), 1(8), or 1(11) of the Refinancing Lease Agreement.

             "Refinancing Lease Agreement" means that certain Lease Agreement dated May 29, 2002 made and entered into by and between Incandescent Leasing Yugen

             Kaisha and FVC-Japan (as from time to time amended, restated, supplemented or otherwise modified).

             Section 2. Effectiveness; Counterparts. Section 1 of this Amendment shall be effective upon the execution hereof by each of SanDisk and Toshiba. This Amendment may be executed in any number of counterparts

             Section 3. Governing Law. This Amendment shall be deemed to be a contract under the laws of the State of California and for all purposes shall be governed by and construed in accordance with such laws.

             Section 4. No Other Amendments. Except for the amendments expressly set forth and referred to in Section 1 above, the Indemnification Agreement shall remain unchanged and in full force and effect.

             Section 5. Entire Agreement. The Indemnification Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supercedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

                   [Remainder of page intentional left blank]

             IN WITNESS WHEREOF, for good and valuable consideration and intending to be legally bound hereby, this Amendment has been executed and delivered by SanDisk and Toshiba as of the date hereof.

                                      SANDISK CORPORATION

                                      By: /s/ Eli Harari
                                          -------------------------------
                                          Name: Eli Harari
                                          Title: President & Chief Executive
                                                 Officer

                                      TOSHIBA CORPORATION

                                      By: /s/ Takeshi Nakagawa
                                          -------------------------------
                                          Name:  Takeshi Nakagawa
                                          Title: Corporate Senior Vice President
                                                 President & CEO
                                                 Semiconductor Company